For Immediate Release
Hagerty Announces LOI for New Fronting Arrangement with Markel;
Hagerty Re to Assume 100% of the Premium

TRAVERSE CITY, Michigan, July 24, 2025 – Hagerty, Inc. (NYSE: HGTY), an automotive enthusiast brand and a leading specialty vehicle insurance provider, today announced that the company has entered into a non-binding letter of intent with Markel. Upon effectiveness and subject to regulatory approval, this proposed arrangement will result in Hagerty assuming 100% of the underwriting and investment economics while paying an initial fronting fee of 2% to Markel, with the fronting fee decreasing based on the volume of policies issued in each calendar year, commencing January 1, 2026.

“Today’s announcement marks the continued evolution of our highly successful partnership with Markel that began with their acquisition of Essentia in 2013. Under the newly proposed fronting arrangement, Hagerty will control 100% of the premium from our consistent, high-quality underwriting, positioning us to deliver better profitability and operational control with no disruption to policyholders,” said McKeel Hagerty, Chief Executive Officer and Chairman of Hagerty.

The company has posted a presentation about the proposed fronting arrangement to Hagerty’s investor relations section of the company’s corporate website. These slides are available at investor.hagerty.com.

About Hagerty, Inc.
Hagerty is an automotive enthusiast brand committed to saving driving and to fueling car culture for future generations. The company is a leading provider of specialty vehicle insurance, expert car valuation data and insights, live and digital car auction services, immersive events and automotive entertainment custom made for the 67 million Americans who self-describe as car enthusiasts. Hagerty also operates in Canada and the U.K. and is home to Hagerty Drivers Club, a community of nearly 890,000 who can’t get enough of cars. For more information, please visit www.hagerty.com or connect with us on Facebook, Instagram, Twitter and LinkedIn.

Forward-Looking Statements
Some of the statements contained in this press release, including those regarding entering into the proposed fronting arrangement with Markel, its anticipated terms and the expected impacts to Hagerty’s financial statements as a result of this proposed arrangement, constitute forward-looking statements within the meaning of the federal securities laws. The forward-looking statements contained in this press release reflect Hagerty’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions, and changes in circumstances, many of which are beyond Hagerty’s control, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement. These risks and uncertainties include, but are not limited to, Hagerty’s ability to enter into and successfully implement the proposed fronting arrangement, the performance of Markel and Essentia under the new arrangement, and the impact of regulatory developments and other factors that may affect Hagerty’s business, financial condition, and results of operations. For further discussion of these and other factors that could cause Hagerty’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in Hagerty’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 4, 2025, as updated by Hagerty’s subsequent periodic reports filed with the Securities and Exchange Commission from time to time. While forward-looking statements reflect Hagerty’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date hereof. Hagerty disclaims any obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events, or other matters, except as required by law.

The newly proposed arrangement remains subject to the negotiation and execution of definitive documentation and the receipt of all required regulatory approvals, and there can be no assurance that the new arrangement will be completed on the terms described in this press release or at all.

More information can be found at newsroom.hagerty.com

Hagerty Investor Relations Contact: Jay Koval, investor@hagerty.com
Hagerty Media Contact: Andrew Heller, aheller@hagerty.com

Category: Financial

Source: Hagerty